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                                                                    Exhibit 99.1


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          TUTOGEN MEDICAL EXPECTS TO BE IN COMPLIANCE WITH AMEX LISTING
                    REQUIREMENTS WITHIN PRESCRIBED TIMEFRAME

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                              For Immediate Release

Contacts:
  L. Robert Johnston, Jr. - Chief Financial Officer         Lytham Partners, LLC
  Tutogen Medical, Inc.                                     Joe Diaz
  386-462-0402 ext. 109                                     Joe Dorame
  bjohnston@tutogen.com                                     Robert Blum
                                                            602-889-9700

ALACHUA, FL.--June 2, 2006--Tutogen Medical, Inc. (AMEX: TTG) announced today that due to its previously reported late filing of the Company's 2006 second fiscal quarter (March 31, 2006) Form 10-Q (Quarterly Report) with the Securities and Exchange Commission (SEC), the Company has received the anticipated notice from the American Stock Exchange (AMEX) that the Company may be subject to delisting proceedings if the Company fails to be in compliance with AMEX timely SEC filing guidelines by July 6, 2006. As previously reported, management believes that it will have completed its restated financial statements for the 2003, 2004, and 2005 fiscal years and the 2006 first fiscal quarter (December 31, 2005) during June 2006. The Company will then promptly file amended Form 10-K and Form 10-Q reports and its second 2006 second fiscal quarter Form 10-Q with the SEC, within the July 6, 2006, time period prescribed by AMEX.

ABOUT TUTOGEN MEDICAL, INC.
Tutogen Medical, Inc. manufactures sterile biological implant products made from human (allograft) and animal (xenograft) tissue. Tutogen utilizes its Tutoplast Process(R) of tissue preservation and viral inactivation to manufacture and deliver sterile bio-implants used in spinal/trauma, urology, dental, ophthalmology, and general surgery procedures. The Company's Tutoplast(R) products are sold and distributed worldwide by Zimmer Spine and Zimmer Dental, subsidiaries of Zimmer Holdings, Inc. the Mentor Corporation, IOP, Inc. and through independent distributors and subsidiaries in the U.S. and Germany. For more information, visit the Company's Web site at HTTP://WWW.TUTOGEN.COM.

FORWARD-LOOKING STATEMENT DISCLAIMER: CERTAIN STATEMENTS IN THIS NEWS RELEASE ARE FORWARD-LOOKING AND ARE MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH STATEMENTS INVOLVE RISKS AND UNCERTAINTIES, WHICH MAY DIFFER MATERIALLY FROM THOSE SET FORTH IN THESE STATEMENTS, INCLUDING THE STATUS OF THE COMPANY'S LISTING ON THE AMERICAN STOCK EXCHANGE AND THE ANTICIPATED TIMING FOR RESTATEMENT OF THE COMPANY'S FINANCIAL STATEMENTS. FORWARD-LOOKING STATEMENTS ARE BASED ON MANAGEMENT'S CURRENT EXPECTATIONS AND ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE SET FORTH OR IMPLIED BY FORWARD-LOOKING STATEMENTS. THESE AND OTHER RISKS ARE IDENTIFIED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2005. ALL INFORMATION IN THIS PRESS RELEASE IS AS OF THE DATE HEREOF, AND THE COMPANY UNDERTAKES NO DUTY TO UPDATE THIS INFORMATION UNLESS REQUIRED BY LAW.